(Exhibit 10.1)

                           BILL OF SALE AND ASSIGNMENT


         BILL OF SALE AND ASSIGNMENT ("Bill of Sale"), dated as of February 4, 1999, between MAC Holdings (America) Inc., a Delaware corporation (the "Seller"), and ZD Inc., a Delaware corporation (the "Buyer").

         WHEREAS, the Seller is the sole member of and owns the entire interest (the "Interest") in ZDTV LLC, a Delaware limited liability company (the "Company");

         WHEREAS, the Company owns ZDTV, a 24-hour cable television channel and integrated Web site focused on computers, technology and the Internet, which has been developed and operated by the Buyer pursuant to a License and Services Agreement, dated as of July 28, 1997 and amended December 31, 1998 (the "Services Agreement");

         WHEREAS, under the Services Agreement the Buyer had an option exercisable through January l5, 1999 to purchase all of the Seller's interest in ZDTV for an amount equal to the total amount of the Seller's cash investment in the Company plus 10% per annum for the period of such investment; and

         WHEREAS, on January 15, 1999 the Buyer gave notice of its election to exercise such option and purchase the Interest from the Seller;

         NOW, THEREFORE, for good and valuable consideration paid by or on behalf of the Buyer, the receipt and sufficiency of which are hereby acknowledged and confessed by the Seller:

1.   Assignment and Sale of Assets
     -----------------------------

         The Seller does hereby sell, transfer, assign, convey and deliver to the Buyer, its successors and assigns, all of the Seller's right, title and interest in the Interest, free and clear of all liens, encumbrances, equities or claims.

2.   Purchase Price
     --------------

         The purchase price for the Interest is $81,450,000, of which $32,827,000 shall be paid promptly after this date by wire transfer of immediately available funds to the specified bank account of the Seller and $48,623,000 has been paid by cancellation of the Seller's obligation to reimburse the Buyer such amount pursuant to the Services Agreement. In addition, Buyer shall provide funding for the operations of the Company for the period after December 13, 1998 through this date without any obligation of reimbursement by the Seller.

3.   Representations and Warranties of the Seller
     --------------------------------------------

         The Seller hereby represents and warrants to the Buyer as follows:

          (a) Organization. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority. This Bill of Sale has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding instrument enforceable against the Seller in accordance with its terms and does not conflict with any agreement, contract or commitment by which the Seller is bound (other than agreements, contracts or commitments entered into by the Buyer or the Company under the Buyer's management).

          (c) No Governmental Consents. No notice to, filing with, or authorization, consent or approval of any governmental authority, domestic or foreign, is required for the consummation by the Seller of the transactions contemplated by this Bill of Sale, except notification under the Hart-Scott-Rodino Antitrust Improvements Act which has been made.

          (d) Title to Assets. The Seller has good and valid title to the Interest, free and clear of all liens, encumbrances, equities or claims. The execution of this Bill of Sale and any other documents of transfer to be executed and delivered by the Seller to the Buyer are sufficient to convey to the Buyer good and valid title to the Interest, free and clear of all liens, encumbrances, equities or claims.

4.   Further Assurances
     ------------------

         The Seller agrees, at any time and from time to time after the date hereof, upon the request of the Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, conveying, and confirming to the Buyer, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of, any or all of the Interest.

5.   Successors and Assigns
     ----------------------

         This Bill of Sale shall bind and inure to the benefit of each of the Seller and the Buyer and their respective successors and assigns.



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


6.   Applicable Law
     --------------

         This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York, and the delivery and possession of all intellectual property sold hereunder shall occur in New York.

7.   Counterparts
     ------------

         This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                               ------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment to be executed by their duly authorized representatives as of the date first above written.

                                            MAC HOLDINGS (AMERICA) INC.


                                            By: /s/ Masayoshi Son
                                               ---------------------------------
                                                    Masayoshi Son, President


                                            ZD INC.


                                            By: /s/ Eric Hippeau
                                               ---------------------------------
                                                    Eric Hippeau, President



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